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Security Class     PHANTOM UNITS AND/OR
EXCHANGE OPTIONS
Holder Account Number

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Form of Proxy — Special Meeting to be held on September 30, 2008, as may be adjourned or postponed (the “Meeting”)

This proxy is solicited by and on behalf of management of Fording Canadian Coal Trust
Notes to proxy
1.	You should indicate your choice on the matter set out on the reverse side of this page by checking the appropriate box. If no choice is specified, your phantom units of Fording Canadian Coal Trust (“Fording”) and/or exchange options of Fording (collectively, the “Securities”) will be voted FOR the resolution described on the reverse side of this page and in accordance with the proxyholder’s judgment with respect to amendments or variations of the matters set out in the Notice of Special Meeting dated August 21, 2008 respecting the Meeting or any other matters which may properly come before the Meeting. The Securities represented by this proxy will be voted on any ballot that may be called for in accordance with the instructions contained herein.
2.	To be valid, this proxy must be dated and signed by you, as the holder of the Securities represented by this proxy (“Securityholder”), or as a person named as a proxyholder in respect of the Meeting in an omnibus proxy containing a power of substitution pursuant to applicable securities laws, or by your attorney. Please sign the proxy in the exact manner as the name appears above.
3.	If the Securities represented by this proxy are held in the name of an individual, such individual may provide voting instructions by completing and returning this proxy by mail, courier or hand delivery to the address noted above, or by Internet or telephone.
4.	If the Securities represented by this proxy are held in the name of a corporation, trust, partnership or other form of organization, the most efficient method of delivering voting instructions in respect of those Securities is by mail, courier or hand delivery to the address noted above. In such circumstances, the proxy must be executed by a duly authorized officer or attorney of such organization. If you are voting on behalf of a corporation, trust, partnership or other form of organization, you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated. Such organizations should not provide voting instructions by Internet or by telephone.
5.	If the Securities represented by this proxy are held in the name of an executor, administrator or trustee, please sign exactly in the same manner as the Securities are held.
6.	If the Securities represented by this proxy are held in the name of a deceased Securityholder, the Securityholder’s name must be printed in the space provided, the proxy must be signed by the legal representative with his or her name printed below his or her signature and evidence of authority to sign on behalf of the deceased Securityholder must be attached to this proxy.
7.	If the Securities represented by this proxy are held in the name of more than one owner (for example, joint ownership), then all those owners must sign this proxy.
8.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed to the Securityholder.
9.	All Securityholders should refer to the Notice of Special Meeting and Management Information Circular dated August 21, 2008 (the “Circular”), for further information regarding the Meeting.
10.	If you are unable to attend the Meeting, but wish to be represented, you have the right to appoint a person, who need not be a Securityholder, to attend and vote on your behalf. If you use this form of proxy, but wish to appoint some person other than Michael A. Grandin or Michael S. Parrett as your proxyholder (a “Replacement Proxyholder”), you must insert the name of the Replacement Proxyholder in the blank space provided on the reverse side of this page. In such circumstances, the Replacement Proxyholder must attend the Meeting in order to vote on your behalf. Any Securityholder may appoint a Replacement Proxyholder by properly completing this proxy and delivering it by mail, courier or hand delivery to the address noted above.
11.	Please return your proxy so as to be received no later than 12:00 p.m., Calgary time, on September 29, 2008. Although a prepaid envelope is enclosed, there is no assurance that proxies returned by mail will arrive on time to be counted.
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12.	The Meeting will take place at 9:00 a.m., Calgary time, on September 30, 2008 in the Alberta Room at the Palliser Hotel, located at 133 – 9th Ave S.W. Calgary, AB, Canada.
Proxies submitted must be received by 12:00 p.m., Calgary time, on September 29, 2008.
VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

1-866-732-VOTE (8683) Toll Free	www.investorvote.com
If you vote by telephone or the Internet, DO NOT mail back this proxy.
To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

CONTROL NUMBER	HOLDER ACCOUNT NUMBER	ACCESS NUMBER
                         00L2M2

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Appointment of Proxyholder
I/We, being a Securityholder(s) of Fording hereby appoint:
Michael A. Grandin, or failing him Michael S. Parrett, Trustees of Fording

OR

Print the name of the person you are appointing if the person is someone other than Fording’s appointees named on this form as my/our proxyholder, with full power of substitution, to attend, vote and otherwise act for and on behalf of the undersigned in respect of all matters that may come before the Meeting and all adjournments or postponements thereof, to the same extent and with the same power as if the undersigned were present at the Meeting or such adjournment or postponement and hereby revoke any and all previous appointments of proxyholders and proxies previously given for the Meeting including any adjournment or postponement thereof.
Without limiting the generality of the power hereby conferred, the Securities represented by this proxy shall be voted as indicated in the appropriate box below (or, if no direction has been given, FOR the resolution described below and otherwise as the proxyholder sees fit).

	For	Against
1. Acquisition by Teck Cominco Limited

The special resolution, substantially in the form of the arrangement resolution set forth in Appendix A to the Circular, approving, among other things, the arrangement under Section 193 of the Business Corporations Act (Alberta) involving, among other things, the acquisition by Teck Cominco Limited of all of the assets and assumption of all of the liabilities of Fording, all as more fully set forth in the Circular.
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Authorized Signature(s) – This section must be completed for your instructions to be executed.
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.

Signature(s)	Date

MM / DD / YY

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                    00L2NA